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Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SBE, Inc. on Form S-8 (File No. 33-42629) of our report dated December 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of the Company as of October 31, 1995 and 1994, and for the years ended October 31, 1995, 1994, and 1993, which report is included in this 1995 Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Oakland, California
January 23, 1996

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